Exhibit 23.1


                           CONSENT OF KUTAK ROCK, LLP


        Kutak Rock LLP hereby consents to references to our name and to our opinion incorporated by reference into the registration statement to which this consent is attached. In giving such consent, we do not thereby admit or agree that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated pursuant thereto.



                                       /s/ Kutak Rock LLP

August 9, 2004